Exhibit 99.1

Exagen Inc. Appoints Paul Kim to Board of Directors
July 24, 2023 at 9:00 AM EDT
SAN DIEGO, July 24, 2023 (GLOBE NEWSWIRE) -- Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, announced today that Paul Kim has been appointed as a member of the Exagen Board of Directors, effective July 24, 2023.
Mr. Kim currently serves as Chief Financial Officer of Fulgent Genetics (Nasdaq: FLGT), a full-service genomic testing company built around a foundational technology platform. He has held that position since February 2016 and led growth initiatives increasing revenues from $10M in 2015 to $990M in 2021, during the COVID-19 era. Mr. Kim has over 30 years working in accounting and finance, and over 15 years as a Chief Financial Officer of several publicly traded companies. Mr. Kim is a Certified Public Accountant and a graduate of the University of California at Berkeley.
“We are thrilled to welcome Paul to our Board of Directors at Exagen. His leadership experience and background in operating profitable, sound businesses is invaluable,” said John Aballi, President and CEO of Exagen. “I look forward to learning from his 30 plus years of leadership in business.”
“I am delighted to join the Board of Directors at Exagen,” said Paul Kim. “The Company has accomplished an enormous amount over the past few years, cementing its foothold in the large and underserved autoimmune disease market. What has impressed me most is its IP-protected technology and proven utility of products. Those with John’s leadership and overall strategy, which include business and operational goals, is a recipe for success.”
About Exagen Inc.
Exagen is a leading provider of autoimmune diagnostic, prognostic, and monitoring testing solutions. Exagen is a patient focused, discovery driven organization built on the success of AVISE® testing and is investing in its product pipeline to support patients throughout their autoimmune diagnosis and treatment journeys. The goal at Exagen is to assist patients, physicians, and payors by enabling precision medicine. Exagen is located in San Diego County.
For more information, please visit Exagen.com and follow @ExagenInc on Twitter.
Forward-Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen's goals and strategies; the potential utility and effectiveness of Exagen's services and testing solutions that are currently available or in its development pipeline; the expected benefits of Mr. Kim’s position with Exagen; the size of and Exagen’s competitive advantage within the autoimmune disease market; and Exagen's potential growth and success and its ability to continue to grow and succeed. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Contacts:

Investors Relations
Exagen Inc.
Ryan Douglas
rdouglas@exagen.com
760.560.1525
Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com